EXHIBIT 10.13

AMENDMENT NUMBER ONE TO THE
FLOWSERVE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED
NOVEMBER JANUARY 1, 2018

WHEREAS, Flowserve Corporation (“Flowserve”) maintains the Flowserve Corporation Supplemental Executive Retirement Plan (“Plan”), as amended and restated November 2, 2018;

WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors may amend the Plan;

WHEREAS, the Company now desires to amend the Plan to no longer permit any Eligible Executive Officer (as defined in the Plan) hired or promoted on or after September 1,
2023, who would otherwise be an Eligible Executive Officer, to participate in the Plan; provided, however, that terms of the Plan shall remain in effect for any Eligible Executive Officer participating in the Plan as of August 31, 2023; and

WHEREAS, the Board of Directors has previously delegated all settlor and administrative authority the power to amend the Plan to the Organization & Compensation Committee (“Committee”);

NOW, THEREFORE, pursuant to the powers enumerated in Section 9.1 of the Plan, the Committee hereby amends the Plan in accordance with the foregoing as follows effective September 1, 2023:

1. Section 2.1(i) is deleted in its entirety and replaced with the following:

(i) “Eligible Executive Officer” means any person who is (i) a Participant in the Qualified Plan, (ii) an Executive Officer of the Company or an employee who is not an Executive Officer of the Company but who was a Participant in this Plan on November 1, 2018, and (iii) designated by the Committee to participate in the Plan; provided, however that any person hired or promoted on or after September 1, 2023, shall not become an Eligible Executive Officer to participate in the Plan. Any person who is an Eligible Executive Officer participating in the Plan as of September 1, 2023, will continue to be treated an Eligible Executive Officer for all purposes under the Plan.

2. Section 4.2(b) is deleted in its entirety and replaced with the following:

(b) Interest Credits. The Company adds interest credits based upon the Eligible Executive Officer’s beginning of quarter cash balance account plus 50% of Company contribution credits (other than any discretionary company contribution credits made pursuant to Section 4.3) for the quarter at an interest rate not less than three and seventy-nine one hundredths percent (3.79%) on an annual basis.

IN ALL RESPECTS NOT AMENDED HEREIN, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, THIS AMENDMENT NUMBER ONE IS EXECUTED this 29th day of August, 2023.

FLOWSERVE CORPORATION

By: /s/  Susan C. Hudson

Susan Hudson
Senior Vice President, Chief Legal Officer and
Corporate Secretary